10.23

                                PAYMENT AGREEMENT


                  THIS PAYMENT AGREEMENT ("Agreement"), dated as of January 1, 2000 is between AURA SYSTEMS, INC., a Delaware corporation ("Debtor"), and CREDIT MANAGERS ASSOCIATION OF CALIFORNIA, a California non-profit mutual benefit corporation, as collection agent (the "Agent") for and on behalf of those creditors of the Debtor listed on Exhibit A attached hereto who vote to accept the Debtor's plan for repayment of its creditors pending as of the date of this Agreement and such additional creditors of the Debtor who vote to accept the Debtor's plan for repayment of its creditors pending as of the date of this Agreement (collectively, the "Parties," and individually, a "Party"). Exhibit A shall be amended from time to time by the Agent as necessary to reflect the names and current addresses of, and amounts owed to, all Parties under this Agreement.


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1. Definitions. When used herein, the capitalized terms below shall have the meanings indicated:

(a) Obligations. "Obligations" means: (i) all account obligations of Debtor to one or more of the Parties, arising prior to July 26, 1999, including, without limitation, the amount set forth opposite each Party's name on Exhibit A hereto; and (ii) all expenditures made or incurred by the Agent or by any Party on or after July 26, 1999 to enforce the rights of the Parties under this Agreement.

                  (b) Restructure. The phrase "Restructure" means the written announcement by the Debtor that it has achieved all of those agreements and consents necessary to achieve the debt for equity exchange, and the investment of up to $10 Million in new capital into the Debtor in accordance with the general terms of the restructure plan proposed by the Debtor in the package of materials provided by the Debtor to Creditors at the general meeting of July 26, 1999, with modifications: (i) thereafter requested by a committee of creditors elected by meeting attendees to represent their interests (the "Committee") and accepted by Debtor; (ii) proposed to the Committee by the Debtor on October 1, 1999 and accepted by the Committee on October 1, 1999; proposed to the Committee by the Debtor and accepted by the Committee on or about November 11, 1999;
proposed to the Committee by the Debtor and accepted by the Committee on or about December 23, 1999; and (iii) as may be subsequently accepted by the Committee.

2. Monthly Installment Payments. Debtor hereby agrees to pay to the Agent for the benefit of the Parties, as follows:

                  (1) On or before the first business day of each calendar month beginning January 1, 2000, an amount equal to 1/36 of the total of the amounts set forth on Exhibit "A" hereto, plus such additional amounts as may be required upon reconciliation of Exhibit "A" to the ballots accepting the Debtor's Plan for repayment, plus interest on the total amounts unpaid at the rate of 8% per annum running from July 26, 1999, on a fully amortized basis. Interest accruing from July 26, 1999 through the date the first installment shall be paid by CMA to creditors, shall be paid as a last, thirty-seventh (37th) monthly installment payment;

(2) To those Creditors on Exhibit "A" whose claims are less than $5,000 or by their ballot have agreed to reduce their claim to $5,000, one installment in the allowed amount listed on Exhibit "A" as soon as claims in such category have been reconciled.


Following the occurrence of an Event of Default under Paragraph 4(a) hereof, the principal balance of the Obligations shall bear interest thereafter at the default rate of 12% per annum until all delinquent amounts, including default rate interest, are paid.

         3. Quarterly Reporting. The Debtor hereby agrees to provide the Agent for the benefit of the Parties quarterly financial reports including income statements and balance sheets, on or before June 5th, July 20th, October 20th and January 20th, for the preceding quarter, with the first quarterly reports due on or about February 15, 2000.

         4. Events of Default. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions ("Events of Default"):

(a) default in the payment on the due date therefor of any monthly installment payment due under Paragraph 2 above, which has not been cured within fifteen
(15) calendar days after the due date thereof;
                  (b) dissolution, termination of existence of, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy, reorganization, arrangement, insolvency or other law relating to the relief of debtors by or against, Debtor or any guarantor or surety for Debtor under any of the Obligations;

                  (c) default in providing quarterly reports due under Paragraph 3 above, which has not been cured within fifteen (15) calendar days after notice that such report is due.

         5. Remedies Upon The Occurrence Of Any Event of Default. Upon the occurrence of an Event of Default, and with the consent of the Committee, the Agent may, without notice to or demand on Debtor, declare any of the Obligations immediately due and payable and this Agreement in default, whereupon the Parties shall be free to pursue collection of the Obligations, with interest as provided herein.

6.       Appointment of Agent.

(a) Each Party hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder, with such powers as are expressly delegated to the Agent under this Agreement, together with such other powers as are reasonably incidental thereto.

(b) If the Agent receives notice of the occurrence of an Event of Default under this Agreement or any other notice, request or other communication from the Debtor under this Agreement, the Agent shall give prompt notice thereof to the Parties. The Agent shall take such action with respect to such notice, request or other communication as may be directed by a Majority-in-Interest of the Parties. With the approval of a Majority-in-Interest of the Parties, the Agent may consent to any modifications, supplement or waiver under this Agreement, provided, however, that without the prior written consent of all Parties, the Agent shall not modify or amend this Paragraph 6(b).

                  (c) In the event that Credit Managers Association of California becomes unable or unwilling to serve as Agent, a Majority-in-Interest of the Parties shall promptly designate another person or entity to serve as Agent hereunder.

7.       General

(a) No default shall be waived by the Agent except in writing and with prior consent of the Committee, and no waiver of any payment or other right under this Agreement shall operate as a waiver of any other payment or right.

(b) Any consent, notice or other communication required or contemplated by this Agreement shall be in writing. If intended for Debtor, it shall be deemed given upon receipt by Debtor, or three days after deposit if mailed, postage prepaid, to Debtor at the address set forth below or at such other address given by notice as herein provided. If intended for a Party, it shall be deemed given only if actually received by the Agent at the address set forth below or at such other address given by notice as herein provided.

                  Debtor:

                  AURA SYSTEMS, INC.
                  2335 Alaska Avenue
                  El Segundo, California  90245
                  Fax No.:  (310) 643-8719





                  Agent:

                  CREDIT MANAGERS ASSOCIATION
                    OF CALIFORNIA
                  40 E. Verdugo Avenue
                  Burbank, California  91502-1931
                  Fax No.:  (818) 972-5301


(c) This Agreement shall be construed under and governed by the laws of the State of California, and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code.

(d) This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(e) All of the rights of each Party under this Agreement shall be cumulative and shall inure to the benefit of the successors and assigns of such Party. All obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor. All provisions of this Agreement concerning the relationship between the Agent and the Parties are for the benefit of such parties, and shall not be enforceable by or inure to the benefit of the Debtor.

(f)      This Agreement may be modified by the parties hereto upon the receipt by the Agent of written  instructions  authorizing  and  directing  such modification from a majority of the members of the informal committee representing the interests of unsecured creditors consenting to the Restructure (the "Informal Committee") and the written agreement of the Debtor thereto. The members of the Informal Committee are:





                                              Please See The Attached

                  EXECUTED on the dates set forth below, to be effective for all purposes as of the date first above written.



         DEBTOR:



                               AURA SYSTEMS, INC.





                                 By:___________________________

                                 Name:  Gerald S. Papazian

                                 Title:  President



                                  Date:___________________________









                                  AGENT:



                                  CREDIT MANAGERS ASSOCIATION OF

                                  CALIFORNIA,   as  collateral  and
                                   collection  agent  for  the
                                  parties listed on Exhibit A




                                  By:_______________________________

                                      Name:  Robert Hoder

                                      Title:



                                  Date:_______________________________